Exhibit 10.2

PROMISSORY NOTE

$100,000	Dallas, Texas	August 19, 2009

FOR VALUE RECEIVED, the undersigned, NORTH AMERICAN TECHNOLOGIES GROUP, INC. (“NATK”), a Delaware corporation, TIETEK TECHNOLOGIES, INC. (“TTT”), a Texas corporation, and TIETEK LLC, a Delaware limited liability company (“TieTek” and together with NATK and TTT, the “Makers” and each individually a “Maker”), hereby jointly and severally promise to pay to the order of OPUS 5949 LLC, a Texas limited liability company (formerly known as TIE Investors, LLC, the “Payee”), the principal sum of One Hundred Thousand and No/100 ($100,000.00), or so much thereof from time to time outstanding, together with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as provided herein in lawful money of the United States of America or as otherwise provided herein, at the offices of Payee at 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225, or at such other place as from time to time may be designated by the holder of this Note.

As herein provided the unpaid Principal Amount (as defined below) of this Note (or portions thereof) from time to time outstanding shall bear interest from the date first written above until paid in full in cash in accordance with the terms hereof at the lesser of the Applicable Rate and the Maximum Rate. Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Applicable Rate shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement (as defined below). As used in this Note, the following terms shall have the meanings indicated opposite them:

“Applicable Rate” The Applicable Rate shall be fifteen percent (15%) per annum.

“Default Rate” The Default Rate shall be the Maximum Rate.

“Loan Agreement” The Second Lien Loan Agreement, dated as of August 19, 2009, between Payee and Makers, as the same may be amended, amended and restated, supplement or modified from time to time, pursuant to which the Loan has been made.

“Maturity Date” The earlier of (i) October 30, 2009, and (ii) such date on which the Loan is due and payable in full as the result of an Event of Default.

“Maximum Rate” The maximum interest rate permitted under applicable law, it being understood that, if applicable law provides for a ceiling under Sections 303.001 et seq. of the Texas Finance Code (as may be amended from time to time), such ceiling shall be the “weekly” ceiling.

“Principal Amount” That principal portion of the Loan evidenced hereby as is from time to time outstanding.

Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty, and upon the payment of all accrued interest on the amount prepaid (and any interest that has accrued at the Default Rate, if applicable, and other sums that may be payable hereunder) to the date so fixed.

The Principal Amount and interest thereon shall be automatically due and payable on the Maturity Date in full in cash in an amount equal to all outstanding principal and all accrued but unpaid interest.

Notwithstanding anything to the contrary contained in this Note, at the option of the holders of this Note, or any part thereof, after the occurrence of a Default or an Event of Default (and automatically upon the occurrence of an Event of Default under Sections 6.1(h) or (i) of the Loan Agreement), (i) the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate, (ii) the holders of this Note, or any part thereof, shall be entitled to accelerate the Principal Amount and any other portion of the Loan, and (iii) the holder of this Note, or any part thereof, shall be entitled to exercise any rights and remedies under the Loan Agreement and any other Loan Documents, and any other legal or equitable remedies.

All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. Makers shall make each payment owed hereunder not later than twelve o’clock, noon, Dallas, Texas, time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds or as otherwise provided herein. Any payment received by the Payee after such time will be deemed to have been made on the next following Business Day. Time is of the essence of this Noe.

This Note is secured by, among other things, the Deed of Trust, Membership Interest Agreements, the Intellectual Property Security Agreement, and the Security Agreement.

Payee and Makers intend in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Makers stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Makers nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the Principal Amount is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the Payee or other holder of this Note shall, at its option, either refund to the Makers the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the Payee or other holder of this Note, be either immediately returned to the Makers or credited against the Principal Amount or other outstanding Loans, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, each Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, such Maker should have reason to believe that the Loan is in fact usurious, it will give the Payee or other holder of this Note notice of such condition and such Maker agrees that the Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the state of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Without limiting any of the terms of any Loan Documents, should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, each Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Payee or other holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees.

Except as otherwise specifically provided in the Loan Documents, each Maker and all endorsers, guarantors and sureties of this Note and all other persons obligated or to become obligated on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE PARTIES’ RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. EACH MAKER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF

OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS, AND SUCH MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS OF MAKER FOR THE GIVING OF NOTICES UNDER THE LOAN AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS AND FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Signed as of the 19th day of August, 2009.

NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation

By:	/s/
Name:	D. Patrick Long
Its:	Chief Executive Officer

TIETEK TECHNOLOGIES, INC., a Texas corporation

By:	/s/
Name:	D. Patrick Long
Its:	Chief Executive Officer

TIETEK LLC, a Delaware limited liability company

By:	/s/
Name:	D. Patrick Long
Its:	Chief Executive Officer